                                                                   EXHIBIT 3.5.1
                        AGREEMENT OF LIMITED PARTNERSHIP
                                       OF
                          STRATEGIC TIMBER PARTNERS, LP


         This is a Limited Partnership Agreement, made and entered into as of April 21, 1998, by and between STRATEGIC TIMBER OPERATING CO., a Delaware corporation (hereinafter referred to as the "General Partner") and STRATEGIC TIMBER TRUST, INC., a Georgia corporation (hereinafter sometimes referred to as "Limited Partner").


                       STATEMENT OF BACKGROUND INFORMATION

The parties desire to form Strategic Timber Partners, LP as a Delaware limited partnership (the "Partnership") and to enter into this limited partnership agreement.


                             STATEMENT OF AGREEMENT

         The parties hereto desire to do business as a limited partnership pursuant to the provisions of the Revised Uniform Limited Partnership Act (the "Act"), as enacted in Delaware, and in consideration of the mutual covenants and agreements herein contained, the parties do hereby agree as follows:


                         ARTICLE 1: GENERAL PROVISIONS.

         1.1 NAME OF THE PARTNERSHIP. The name of the Partnership is Strategic Timber Partners, LP, or such other name as the General Partner may from time to time determine.

         1.2 BUSINESS OF THE PARTNERSHIP. The Partnership shall acquire, hold, own, manage and transfer timberlands; sell and otherwise dispose of the timber grown on such property; and engage in such other activities as shall be necessary, desirable or appropriate to effectuate the foregoing purposes.

         1.3 PLACE OF BUSINESS; AGENT FOR SERVICE OF PROCESS. The location of the principal place of business of the Partnership shall be at 5 North Pleasant Street, New London, New Hampshire 03257, or such other location as shall be selected from time to time by the General Partner in its sole discretion. The Corporation Trust Company shall act as registered agent of the Partnership and the Registered Office of the Partnership shall be Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware. The registered office and registered agent may be changed from time to time as the General Partner deems advisable by filing notice of such changes with the Secretary of State in accordance with the Act.

         1.4 DURATION OF THE PARTNERSHIP. The Partnership shall commence upon the date hereof and shall continue until the occurrence of an act or event specified in this Agreement or by law as one effecting dissolution.

         1.5 PARTNERS' ADDRESSES. The address of each partner is as follows:

                  (a) The General Partner's address is 5 North Pleasant Street, New London, New Hampshire 03257.

                  (b) The Limited Partner's address is 5 North Pleasant Street, New London, New Hampshire 03257.

         1.6 NATURE OF PARTNERS' INTERESTS. The interest of the partners in the Partnership shall be personal property for all purposes. All property owned by the Partnership, whether real or personal, tangible or intangible, shall be deemed to be owned by the Partnership as an entity, and no partner, individually, shall have any ownership of such property.

         1.7 GENERAL PARTNER. In no event shall the filing of a certificate of dissolution with respect to the General Partner or the revocation of its charter (after lapse of time or otherwise) cause the General Partner to cease to be the general partner of the Partnership.


                          ARTICLE 2: FINANCIAL MATTERS

         2.1 CAPITAL CONTRIBUTIONS. One hundred dollars shall constitute the capital contribution of the partners, and the partners agree to contribute their respective shares (determined in accordance with the percentages set forth in Section 2.2 hereof) of such capital contribution promptly upon the receipt of a request therefor from the General Partner. The partners shall not at any time be obligated or required to make any other contributions of capital to the Partnership, notwithstanding any other provision of this Agreement.

         2.2 PROFITS AND LOSSES; CAPITAL ACCOUNTS; FISCAL YEAR. Except as otherwise provided in this Agreement, the net profits and the net losses of the Partnership shall be allocated to the partners in the following percentages:

                   General Partner         1%
                   Limited Partner        99%

All items of depreciation, gain, loss, deduction or credit shall, for tax purposes, be allocated in the same percentage in which the partners share profits and losses, except as otherwise provided herein. The fiscal year of the Partnership shall be the calendar year.

         2.3 IRC SS.704(c). In accordance with IRC ss.704(c) and the Treasury Regulations thereunder, income, gain, loss and deduction with respect to any property contributed to the capital of the Partnership, or after the assets of the Partnership have been revalued under Regulation ss.1.704- 1(b)(2)(iv)(g), shall, solely for tax purposes, be allocated among the Partners so as to take into account any variation between the adjusted basis of such property to the Partnership for federal income tax purposes and its fair market value as of the date of contribution or revaluation including, but not limited to, special allocations to a contributing partner that are required under IRC ss.704(c) to be made upon distribution of such property to any of the non-contributing partners. Any elections or other decisions relating to such allocations shall be made by the General Partner. Allocations pursuant to this Section 2.3 are solely for purposes of federal, state and local taxes and shall not affect, or in any way be taken into account in computing, any partner's capital account or share of profit, loss, other items, or distributions pursuant to any provision of this Agreement.

         2.4 TAX MATTERS PARTNER. For purposes of IRC ss.ss. 6621 through 6623, the General Partner shall be the tax matters partner of the Partnership.

         2.5 FINANCING. The General Partner is hereby authorized to arrange such financing as the General Partner may deem appropriate to the conduct of the Partnership business. The General Partner is hereby expressly authorized to arrange such financing and in the name of the Partnership to borrow money and as security therefor to encumber all or any part of the Partnership assets and to refinance any indebtedness secured by any of the Partnership assets or to increase, modify, consolidate, extend or prepay the same in whole or in part.

         2.6 DISTRIBUTIONS. In the sole discretion of the General Partner, available cash of the Partnership will be distributed in accordance with the respective percentage shares of the partners in the net profits and net losses of the Partnership.


                     ARTICLE 3: ASSIGNABILITY OF INTERESTS.

         3.1 ASSIGNMENT AND SUBSTITUTION OF LIMITED PARTNER'S INTEREST. The interest of the Limited Partner may not be assigned in whole or in part.

         3.2 ASSIGNMENT OF GENERAL PARTNER'S INTEREST. The General Partner may not assign its interest (or any part thereof) in the Partnership or admit a new General Partner or a new Limited Partner without the consent of all of the Limited Partners of the Partnership.


                     ARTICLE 4: DISSOLUTION AND TERMINATION.

         4.1 EVENTS OF DISSOLUTION. The Partnership shall be dissolved:

                  (a) upon the mutual consent of all the partners;

                  (b) upon the occurrence of an event specified under the laws of the State of Delaware as one effecting dissolution;

                  (c) in any event, at 12:00 midnight on December 31, 2097.

         4.2 DISSOLUTION AND WINDING UP. Upon the dissolution of the Partnership, the General Partner shall proceed with reasonable promptness to wind up the affairs of the Partnership. After payment of liabilities owing to creditors, including partners, the General Partner or liquidator shall set up such reserves as the General Partner or liquidator deems reasonably necessary or appropriate for any contingent or unforeseen liabilities or obligations of the Partnership. Such reserves may be paid over by the General Partner or liquidator to a bank or an attorney at law, to be held in escrow for the purpose of paying any such contingent or unforeseen liabilities or obligations and, at the expiration of such period as the General Partner or liquidator may deem advisable, such reserves shall be distributed to the partners or their assigns in accordance with their respective percentage interests in profits and losses. After paying such liabilities and setting up such reserves, the General Partner or liquidator shall cause the remaining net assets of the Partnership to be distributed to the partners or their assigns in accordance with their respective percentage interests in profits and losses. In the event any of the net assets consist of notes receivable or other non-cash assets, the cash shall be distributed first and the notes receivable and non-cash assets last.



                           [signatures on next page]

         IN WITNESS WHEREOF, the partners have executed this agreement, under seal, as of the date first above written.

                                    GENERAL PARTNER:

                                    STRATEGIC TIMBER OPERATING CO., a Delaware corporation


                                    By:  /s/
                                       -----------------------------------------
                                    Its:  Vice-President
                                        ----------------------------------------


                                    LIMITED PARTNER:

                                    STRATEGIC TIMBER TRUST, INC., a Georgia
                                    corporation


                                    By:  /s/
                                       -----------------------------------------
                                    Its:  Vice-President
                                        ----------------------------------------